TELOS CORPORATION AND SUBSIDIARIES

                                   Form 10-K

                            SCHEDULE OF SUBSIDIARIES

                  Telos Corporation, Santa Monica, California
                    Incorported: California, April 11, 1969

                   Telos International Corporation, Delaware
                      Incorporated: Delaware, May 16, 1995